SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         TRIANGLE PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                       [LOGO OF TRIANGLE PHARMACEUTICALS]

                    4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707

                                                                  April 12, 2002

To the Stockholders of
   TRIANGLE PHARMACEUTICALS, INC.:

      You are cordially invited to attend the Annual Meeting of the stockholders of Triangle Pharmaceuticals, Inc., to be held at The University Club, 3100 Tower Boulevard, Suite 1700, Durham, North Carolina 27707 on May 23, 2002 at 9:30 a.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

      If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card promptly in the accompanying reply envelope. You may also vote by phone by following the instructions on the proxy card. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.


                                                   /s/ Chris A. Rallis
                                                       Chris A. Rallis
                                           PRESIDENT AND CHIEF OPERATING OFFICER


                             YOUR VOTE IS IMPORTANT

      IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                         TRIANGLE PHARMACEUTICALS, INC.
                    4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002
                               ------------------

To the Stockholders of
   TRIANGLE PHARMACEUTICALS, INC.

      The Annual Meeting of Stockholders of Triangle Pharmaceuticals, Inc., Triangle, will be held at The University Club, 3100 Tower Boulevard, Suite 1700, Durham, North Carolina 27707 on May 23, 2002 at 9:30 a.m., the Annual Meeting, to consider and vote upon the following matters:

            1. To elect three directors to the class of directors whose term expires in 2005. The Board of Directors has nominated the following persons for re-election at the Annual Meeting: Anthony B. Evnin, Ph.D., James L. Tyree and Chris A. Rallis, J.D.;

            2. To approve an amendment to the 1996 Stock Incentive Plan (i) increasing the number of shares of common stock authorized for issuance under the plan in 2002 by 1,962,329 shares and (ii) providing for automatic annual increases during the term of the plan, beginning in 2003, so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle common stock outstanding on the preceding December 31st or 5,000,000 shares;

            3. To approve an amendment to the Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under the plan by 250,000 shares;

            4. To ratify the appointment of PricewaterhouseCoopers LLP as Triangle's independent accountants for the fiscal year ending December 31, 2002; and

            5. To transact any other business that properly comes before the Annual Meeting or any adjournment thereof.

      These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 28, 2002 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Triangle's offices.

                                       By Order of the Board of Directors


                                       /s/ R. Andrew Finkle
                                       R. Andrew Finkle, SECRETARY

April 12, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                         TRIANGLE PHARMACEUTICALS, INC.
                    4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707

                        ---------------------------------
                                 PROXY STATEMENT
                        ---------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 23, 2002

      The enclosed proxy is solicited on behalf of the Board of Directors of Triangle Pharmaceuticals, Inc., Triangle, a Delaware corporation, for use at the annual meeting of stockholders to be held on May 23, 2002, and at any adjournment or postponement of the annual meeting. The annual meeting will be held at 9:30 a.m. at The University Club, 3100 Tower Boulevard, Suite 1700, Durham, North Carolina 27707. All stockholders of record on March 28, 2002, the record date, will be entitled to notice of and to vote at the annual meeting. We intend to mail this Proxy Statement and the accompanying proxy on or about April 12, 2002 to all stockholders of record at the close of business on the record date.

      The mailing address of the principal executive office of Triangle is 4611 University Drive, P.O. Box 50530, Durham, North Carolina 27717.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted on at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

      On March 28, 2002, the record date for determining stockholders entitled to vote at the annual meeting, there were 76,850,837 shares of common stock outstanding. Each holder of common stock as of the record date is entitled to one vote per share on all matters brought before the annual meeting.

      The holders of a majority of the stock issued and outstanding and entitled to vote, 38,425,419 shares, present in person or by proxy, will constitute a quorum at the annual meeting. If you sign your proxy and we receive it before the annual meeting, your shares will be voted as specified on your proxy card. If you do not specify a choice on a proposal, then your shares will be voted affirmatively for the proposal. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke your proxy by filing with the Secretary of Triangle Pharmaceuticals, Inc. at our principal executive office, 4 University Place, 4611 University Drive, Durham, North Carolina 27707, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION

      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional soliciting materials furnished to stockholders. We will provide copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, we may reimburse these record holders for their costs of forwarding the solicitation materials to beneficial owners. We may supplement this original solicitation of proxies by mail, with solicitation by telephone, facsimile, telegram or other means by some of our directors, officers, employees or agents. No additional compensation will be paid to these individuals for these services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors serving staggered three-year terms, with each class consisting as nearly as possible of one-third of the total number of directors. Our Bylaws provide for a Board of Directors consisting of that number of directors as may be fixed from time to time by resolution of two-thirds of the members of the Board of Directors or by two-thirds of the stockholders at an annual meeting of stockholders. The Board of Directors has set the number of directors at ten, with two classes consisting of three directors and the third class consisting of four directors. There currently is a vacancy in the class of directors whose term expires in 2003 for the directorship previously held by Dr. David W. Barry. Three directors are to be elected at this annual meeting for a term expiring at the 2005 annual meeting of stockholders or when their successors have been duly elected and qualified.

      The Board of Directors has nominated Anthony B. Evnin, Ph.D., James L. Tyree and Chris A. Rallis, J.D. to stand for re-election to the class of directors whose term expires at the 2005 annual meeting of stockholders or when their successors are elected and have qualified. Each person nominated for re-election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below.

NOMINEES

      The following table contains information regarding the nominees.

                             YEAR FIRST                  CLASS
                              ELECTED                 TERMINATION
      NAME                    DIRECTOR       AGE          YEAR          POSITION
------------------           ----------      ---      -----------       --------
Anthony B. Evnin                1995          61          2005          Director

James L. Tyree                  2001          49          2005          Director

Chris A. Rallis                 2000          48          2005          Director

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2005

      ANTHONY B. EVNIN, PH.D. has served as a director of Triangle Pharmaceuticals, Inc. since November 1995 and as a member of the Compensation Committee since June 1996. Since 1975, Dr. Evnin has been a general partner of Venrock Associates, a venture capital firm. Dr. Evnin received an A.B. in chemistry from Princeton University and a Ph.D. in chemistry from Massachusetts Institute of Technology. Dr. Evnin is currently a director of eight privately-held companies and the following publicly-held companies: Caliper Technologies Corp., a diagnostics company, and Sonic Innovations, Inc., a hearing aid company.

      JAMES L. TYREE has served as a director of Triangle Pharmaceuticals, Inc. since July 2001. Mr. Tyree has served in several management positions at Abbott Laboratories since June 1997, and is currently Abbott's Corporate Vice President Global Pharmaceutical Licensing and New Business Development. Mr. Tyree received his B.A. in psychology and forensic studies and his M.A. in business administration from Indiana University.

      CHRIS A. RALLIS, J.D. has served as a director of Triangle Pharmaceuticals, Inc., as a member of the Secondary Committee of the Board of Directors and as President and Chief Operating Officer since March 2000, as Executive Vice President, Business Development and General Counsel from August 1999 through February 2000, and as Vice President, Business Development, General Counsel and Secretary from November 1995 through July 1999. Prior to joining Triangle, Mr. Rallis served in the following positions with Burroughs Wellcome:
Vice President, Planning and Business Development; Director, Planning and Business Development; and Assistant General Counsel. During Mr. Rallis' tenure at Burroughs Wellcome, his department was responsible for finalizing licensing agreements with Emory University and Vertex Pharmaceuticals Incorporated, and a consumer healthcare joint venture with Warner-Lambert Company. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003 (AGE)

      STEWART J. HEN (35) has served as a director of Triangle Pharmaceuticals, Inc. since August 2001. Mr. Hen has been a Vice President of Warburg Pincus LLC, a venture capital and private equity firm, since 2000. From 1996 to 2000, Mr. Hen was a consultant in the Pharmaceutical and Medical Products Practice at McKinsey & Company. Mr. Hen worked at Merck & Company from 1991 to 1994. Mr. Hen received an M.B.A. from The Wharton School, an M.S. in biochemical engineering from Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware. Mr. Hen is currently a director of two publicly-held companies: The Medicines Co. and Synaptic Pharmaceutical Corporation.

      GEORGE MCFADDEN (61) has served as a director of Triangle Pharmaceuticals, Inc. since November 1995, as a member of the Compensation Committee since June 1996 and as a member of the Audit Committee since June 2000. Since 1979, Mr. McFadden has served as a general partner of McFadden Brothers, an investment company. Mr. McFadden received a B.A. in business from Vanderbilt University and an M.B.A. from Columbia University. Mr. McFadden is currently a director of three privately-held companies.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004 (AGE)

      STANDISH M. FLEMING (54) has served as a director of Triangle Pharmaceuticals, Inc. since July 1995 and as chairman of the Audit Committee since June 1996. Since April 1993, Mr. Fleming has been a general partner of Forward Ventures, a venture capital firm. Mr. Fleming also served in an advisory position with Forward Ventures from February 1992 through April 1993. Prior to that, Mr. Fleming joined Ventana, a venture capital firm, in 1986 and served as a fund manager from January 1990 through January 1992. Mr. Fleming received a B.A. in English from Amherst College and an M.B.A. from the University of California, Los Angeles. Mr. Fleming currently serves as a director of seven privately-held companies.

      DENNIS B. GILLINGS, PH.D. (57) has served as a director of Triangle Pharmaceuticals, Inc. since May 1998. Dr. Gillings is Chairman of Quintiles Transnational Corp., which he founded in 1982. Quintiles Transnational Corp. is a provider of contract research, sales and marketing services to the pharmaceutical, biotechnology and medical device industries. Dr. Gillings served as a professor at the University of North Carolina at Chapel Hill from 1972 to 1988, and he currently serves on the University of North Carolina School of Public Health Foundation Board. Dr. Gillings received a Diploma in mathematical statistics from the University of Cambridge in 1967 and a Ph.D. in mathematics from the University of Exeter, England, in 1972. Dr. Gillings is currently a director of one privately-held company.

      HENRY G. GRABOWSKI, PH.D. (61) has served as a director of Triangle Pharmaceuticals, Inc. since May 1998 and as a member of the Audit Committee since June 1998. Dr. Grabowski has served as a professor in the Economics Department, Duke University, since 1976 and as the Director of the Program in Pharmaceuticals and Health Economics, Duke University, since 1983. Dr. Grabowski is considered a leader in the field of, and has authored and co-authored numerous books, monographs and articles concerning pharmaceutical regulation and innovation. Dr. Grabowski has served as an advisor to numerous private and public organizations, including the Institute of Medicine, the National Science Foundation and the General Accounting Office. Dr. Grabowski is an adjunct scholar at the American Enterprise Institute and he currently serves as Associate Editor of THE QUARTERLY REVIEW OF ECONOMICS AND FINANCE and the JOURNAL OF RESEARCH IN PHARMACEUTICAL ECONOMICS. Dr. Grabowski received a B.S. in engineering physics from Lehigh University in 1962 and a Ph.D. in economics from Princeton University in 1967.

      JONATHAN S. LEFF (33) has served as a director of Triangle Pharmaceuticals, Inc. since August 2001, as a member of the Compensation Committee since August 2001 and as a member of the Secondary Committee since February 2002. Mr. Leff joined Warburg Pincus in 1996 and is currently a Managing Director. Mr. Leff received an A.B. in government from Harvard College and an M.B.A. from Stanford University School of Business. Mr. Leff is currently a director of the following publicly-held companies: Intermune, Inc., Synaptic Pharmaceutical Corporation, Transkaryotic Therapies, Inc., Visible Genetics, Inc. and Zymogenetics, Inc.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors met a total of five times and acted by written consent seven times during the year ended December 31, 2001. Each director attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served, with respect to the Board of Directors meetings and committee meetings, respectively, held in that portion of 2001 during which the director was serving as a member of the Board of Directors, except Mr. McFadden, who attended 75% of the meetings of the Board of Directors, but less than 75% of the meetings of the Audit Committee.

      We have a Compensation Committee currently composed of Dr. Evnin, Mr. McFadden and Mr. Leff. The Compensation Committee acted by written consent four times in 2001. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. To assist the Compensation Committee in administering benefit plans for non-executive employees, the Board of Directors has designated a Secondary Committee, which is currently composed of Mr. Rallis and Mr. Leff. The Secondary Committee acted by written consent 14 times in 2001.

      We also have an Audit Committee currently composed of Mr. Fleming, Dr. Grabowski and Mr. McFadden. The Audit Committee met five times in 2001. The Audit Committee assists in selecting the independent accountants, designating and monitoring the services they are to perform, maintaining effective communication with those accountants and monitoring and reviewing internal accounting procedures and controls.

DIRECTOR COMPENSATION

      We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board of Directors. In addition, our 1996 Stock Incentive Plan, as amended, the 1996 Incentive Plan, provides that each eligible non-employee director will automatically receive an option to purchase 7,500 shares of common stock upon a director's initial election or appointment to the Board of Directors and 7,500 shares of common stock for each full or partial year of the director's term, measured from the date of each annual meeting of stockholders. For eligible non-employee directors re-elected to the Board of Directors, the 1996 Incentive Plan provides for the automatic grant of an option to purchase 7,500 shares of common stock for each full or partial year of the term to which the director is re-elected, measured from the date of each annual meeting of stockholders. These options will have an exercise price equal to 100% of the fair market value of our common stock on the grant date and will become exercisable in annual installments after the completion of each full or partial year of service following such grant.

      Under this automatic option grant program, on May 18, 2001, the date of our 2001 annual meeting of stockholders, Mr. Fleming, Dr. Gillings and Dr. Grabowski, who were all non-employee directors re-elected to the Board of Directors, each received an automatic option grant to purchase 22,500 shares. The exercise price per share of each option is $5.00, the fair market value per share of our common stock on the grant date. Provided that Mr. Fleming, Dr. Gillings and Dr. Grabowski each continue to serve on the Board of Directors, their 22,500 option shares become exercisable in successive increments of 7,500 shares on the day immediately preceding the date of each subsequent annual meeting of stockholders until the automatic option becomes fully exercisable for all of the option shares.

      On July 17, 2001, the Board of Directors elected James L. Tyree to the Board of Directors to replace Arthur Higgins as Abbott Laboratories' designee to the Board of Directors. Mr. Tyree filled the vacancy on the Board of Directors created by Mr. Higgins' resignation, and was elected for a term expiring at the 2002 annual meeting of stockholders. Under the automatic option grant program, Mr. Tyree, as a newly-elected non-employee director, received an automatic option grant to purchase 15,000 shares. The exercise price per share of each option is $4.16, the fair market value per share of our common stock on the grant date. Options to purchase 7,500 of the 15,000 shares were immediately exercisable when granted. Provided that Mr. Tyree continues to serve on the Board of Directors, the remaining 7,500 option shares become exercisable on the day immediately preceding the date of the 2002 annual meeting of stockholders.

      On August 24, 2001, the Board of Directors elected Jonathan S. Leff and Stewart J. Hen to the Board of Directors. Mr. Leff was elected for a term expiring at the 2004 annual meeting of stockholders and Mr. Hen was elected for a term expiring at the 2003 annual meeting of stockholders. Under the automatic option grant program, Mr. Leff and Mr. Hen, as newly-elected non-employee directors, received automatic option grants to purchase 30,000 and 22,500 shares, respectively. The exercise price per share of each option is $3.22, the fair market value per share of our common stock on the grant date. Options to purchase 7,500 of the 30,000 shares granted to Mr. Leff were immediately exercisable when granted. Provided that Mr. Leff continues to serve on the Board of Directors, the remaining 22,500 option shares become exercisable in successive increments of 7,500 shares on the day immediately preceding the date of each subsequent annual meeting of stockholders until the automatic option becomes fully exercisable for all of the option shares. Options to purchase 7,500 of the 22,500 shares granted to Mr. Hen were immediately exercisable when granted. Provided that Mr. Hen continues to serve on the Board of Directors, the remaining 15,000 option shares become exercisable in successive increments of 7,500 shares on the day immediately preceding the date of each subsequent annual meeting of stockholders until the automatic option becomes fully exercisable for all of the option shares.

VOTE REQUIRED

      The three candidates for the class of directors whose terms expire at the 2005 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the annual meeting will be re-elected directors of Triangle. Unless otherwise instructed, the proxyholders will vote each returned proxy FOR the nominees named above, or for as many nominees of the Board of Directors as possible. The proxyholders will distribute these votes among the nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends a vote FOR the nominees listed above.

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

      You are being asked to approve an amendment to our 1996 Stock Incentive Plan, the 1996 Incentive Plan, that will increase the number of shares of common stock authorized for issuance under the 1996 Incentive Plan in 2002 by 1,962,329 shares effective on approval by the stockholders, and will provide for automatic annual increases during the term of the plan, beginning in 2003, so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle common stock outstanding on the preceding December 31st or 5,000,000 shares.

      The Board of Directors believes that these share increases are necessary in order to assure that we will have a sufficient reserve of shares of common stock available in the future to grant options and issue stock to attract and retain the services of individuals essential to our long-term success.

      The 1996 Incentive Plan became effective when it was adopted by the Board of Directors on August 30, 1996 and was subsequently approved by our stockholders. The 1996 Incentive Plan serves as the successor to our 1996 Stock Option/Stock Issuance Plan, the Predecessor Plan, and all outstanding options under the Predecessor Plan have been incorporated into the 1996 Incentive Plan. The amendments to the 1996 Incentive Plan which are the subject of this proposal were adopted by the Board of Directors on February 27, 2002. The following is a summary of the principal features of the 1996 Incentive Plan, as amended as described in this Proposal 2. The summary is not a complete description of all the provisions of the 1996 Incentive Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at our principal executive offices in Durham, North Carolina.

EQUITY INCENTIVE PROGRAMS

      The 1996 Incentive Plan contains four separate equity incentive programs:

            o     a Discretionary Option Grant Program,
            o     a Salary Investment Option Grant Program,
            o     a Stock Issuance Program, and
            o     an Automatic Option Grant Program.

      The principal features of each program are described below. The Compensation Committee has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee members of the Board of Directors. With respect to all other participants, those programs may be administered by either the Compensation Committee or a special stock option committee, the Secondary Committee, comprised of two or more directors appointed by the Board of Directors, or the Board of Directors may retain the authority to administer those programs. The Compensation Committee also has the exclusive authority to administer the Salary Investment Option Grant Program. However, express provisions of the Automatic Option Grant Program govern option grants under that program, and neither the Compensation Committee, the Secondary Committee nor the Board of Directors will exercise any administrative discretion with respect to that program. The term Plan Administrator, as used in this summary, will mean the Compensation Committee, the Secondary Committee or the Board of Directors, to the extent that entity is acting within the scope of its administrative authority under the 1996 Incentive Plan.

SHARE RESERVE

      Options to purchase 4,685,762 shares of common stock have been granted and are outstanding as of February 26, 2002. As of February 26, 2002, without the amendment which is part of this Proposal 2, (i) we would be able to grant new options to purchase 1,537,671 shares of common stock during fiscal year 2002 and
(ii) the number of shares of common stock authorized for issuance under the plan would increase by 1,500,000 shares on January 1, 2003.

      The shares of common stock issuable under the 1996 Incentive Plan will be drawn from shares of our authorized but unissued common stock or from shares of common stock we reacquire. Shares subject to any outstanding options under the 1996 Incentive Plan, including options incorporated from the Predecessor Plan, which expire, are cancelled or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1996 Incentive Plan that we subsequently repurchase, at the option exercise or direct issue price paid per share, will be added back to the share reserve and will be available for reissuance. However, shares subject to any option surrendered in accordance with the stock appreciation rights provisions of the 1996 Incentive Plan will not be available for subsequent issuance. In addition, shares of common stock withheld to pay the exercise price of an option or in satisfaction of withholding taxes incurred on the exercise or the vesting of a stock issuance will not be available for subsequent issuance under the 1996 Incentive Plan.

ELIGIBILITY

      Our employees, non-employee members of the Board of Directors, consultants and other independent advisors are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly compensated employees are also eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board of Directors automatically participate in the Automatic Option Grant Program.

      No persons may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of common stock in the aggregate for any calendar year.

      As of February 28, 2002, executive officers, non-employee members of the Board of Directors and approximately 110 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, 15 employees were eligible to participate in the Salary Investment Option Grant Program, and the eight non-employee Board members participate in the Automatic Option Grant Program.

VALUATION

      The fair market value per share of common stock on any relevant date under the 1996 Incentive Plan is the closing selling price per share on that date on the Nasdaq National Market. However, if there is no closing selling price per share on the date in question, the fair market value will be the closing selling price for the last preceding date for which a quotation exists. On March 28, 2002, the closing selling price per share on the Nasdaq National Market was $5.10.

      DISCRETIONARY OPTION GRANT PROGRAM

      GRANTS

      The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals will receive option grants, when grants will be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. We pay all expenses incurred in administering the 1996 Incentive Plan.

      PRICE AND EXERCISABILITY

      Each option will have an exercise price per share not less than 85% of the fair market value per share of common stock on the option grant date. No option may have a term in excess of ten years. Options generally become exercisable in a series of installments over the optionee's period of service with us, although other exercisability schedules are permitted.

      Holders of options may pay the exercise price in cash or in shares of common stock. We have also established a same-day sale program in which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

      When an optionee's period of service ends, the optionee usually will have a three-month period of time in which to exercise any vested portion of outstanding options. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which he or she may exercise outstanding options and/or to accelerate the exercisability or vesting of those options. The Plan Administrator may accelerate vesting or extend an exercise period at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      STOCK APPRECIATION RIGHTS

      The Plan Administrator may grant tandem stock appreciation rights under the Discretionary Option Grant Program that provide the holders with the right to surrender their options for an appreciation distribution in amount equal to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. The appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

      In addition, we may grant officers and non-employee members of the Board of Directors limited stock appreciation rights in tandem with their outstanding options. These grants must comply with the short-swing profit restriction of the Federal securities laws. Any option with a limited stock appreciation right may be surrendered to us on the occurrence of a hostile tender offer for more than 50% of our outstanding shares, and the optionee will in return be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over (ii) the option exercise price payable per share.

      CANCELLATION/REGRANT PROGRAM

      The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of our common stock and to issue replacement options with an exercise price based on the market price of our common stock at the time of the new grant.

      SALARY INVESTMENT OPTION GRANT PROGRAM

      GRANTS

      The Plan Administrator has discretion in implementing the Salary Investment Option Grant Program and in selecting the executive officers and other highly compensated individuals eligible to participate in the program. As a condition to participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by an amount not less than $10,000 nor more than $50,000. Each individual whose salary reduction authorization is approved by the Plan Administrator will be granted an option under the Salary Investment Option Grant Program as soon as possible after the start of the calendar year for which the salary reduction is to be in effect.

      TERMS

      Each option is subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

            o     Each option is a non-statutory option.

            o The exercise price per share will be equal to not less than 33 1/3% nor more than 66 2/3% of the fair market value of our common stock on the option grant date, with the exact percentage fixed by the Plan Administrator. The number of option shares will be determined by dividing the total dollar amount of the reduction in the optionee's base salary by the amount by which the fair market value per share of common stock on the option grant date exceeds the option exercise price. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the dollar amount of the reduction to the optionee's base salary that will be in effect for the year for which the option grant is made.

            o The option will become exercisable for the option shares in a series of 12 successive equal monthly installments on the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

            o Each option is exercisable after it becomes vested until the earlier of (i) the expiration of the ten-year option term or
                  (ii) the expiration of three years after the optionee's service terminates.

      Under the Salary Investment Option Grant Program, the Compensation Committee granted options for an aggregate of 75,756 shares on January 14, 2002 at an exercise price of $2.63 per share, which was equal to two-thirds of the fair market value per share on that date.

      STOCK ISSUANCE PROGRAM

      Shares may be sold under the Stock Issuance Program at a price not less than 100% of their fair market value, payable in cash or through a promissory note. Shares may also be issued as a bonus for past services with no cash outlay required of the participant.

      Shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator has the discretionary authority at any time to accelerate the vesting of any unvested shares outstanding under the Stock Issuance Program.

      AUTOMATIC OPTION GRANT PROGRAM

      GRANTS

      On the date that each non-employee member of the Board of Directors is first elected or appointed as a non-employee Board member, we will make an automatic option grant to that Board member, and on the date that each non-employee Board member is re-elected to the Board of Directors, we will make an additional option grant to that non-employee Board member. Each automatic option grant will be a Non-Statutory Option. Each non-employee Board member will receive an option upon his or her initial election or appointment as a non-employee Board member for 7,500 shares plus an additional 7,500 shares for each full or partial year of the term for which he or she was elected or appointed. On each re-election, each non-employee Board member will receive an additional option to purchase 7,500 shares for each full or partial year of the term for which the non-employee Board member is re-elected to the Board of Directors. There is no limit on the number of automatic option grants any one director may receive over his or her period of service on the Board of Directors, and non-employee Board members who have previously been in our employ or who have otherwise received a stock option grant from us are eligible to receive one or more annual option grants over their period of continued service on the Board of Directors.

      TERMS

      Each option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from that grant date.

      Provided the optionee continues to serve as a member of the Board of Directors, the initial automatic option grant will vest and become exercisable with respect to 7,500 shares on the day the non-employee Board member is first elected or appointed to the Board of Directors and with respect to an additional 7,500 shares on the day immediately preceding the date of each subsequent annual stockholders meeting until the automatic option grant is fully vested and exercisable. Each subsequent automatic option grant will vest and become exercisable with respect to 7,500 shares on the day immediately preceding the date of each subsequent annual stockholders meeting until the automatic option grant is fully vested and exercisable. No portion of any automatic option grant will vest after the optionee has ceased to be a member of the Board of Directors.

      Each outstanding automatic option will become immediately exercisable for all the shares subject to the option should any of the following events occur while the optionee continues on the Board of Directors: (i) the optionee's death or permanent disability, (ii) an acquisition of Triangle Pharmaceuticals by merger or asset sale or (iii) a hostile take-over, whether effected through a successful tender offer for more than 50% of our outstanding voting stock or through a change in the majority of the Board of Directors as a result of one or more contested elections. An optionee will have a 12-month period after he or she is no longer on the Board of Directors to exercise his or her outstanding automatic option grants for any or all of the option shares for which those options are exercisable at the time the person ceases being on the Board of Directors.

      All options granted under the Automatic Option Grant Program include a limited stock appreciation right which entitles the holder to surrender his or her outstanding automatic options for a cash distribution in the event of a hostile tender offer for more than 50% of our outstanding shares. The cash distribution will be in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over (ii) the option exercise price payable per share. No additional approval of the Plan Administrator or the Board of Directors will be required at the time of the actual option surrender or cash distribution.

      STOCK AWARDS

      As of February 26, 2002, 16,235 shares of common stock were granted as direct stock issuance under the 1996 Incentive Plan and the Predecessor Plan, 4,685,762 shares of common stock were subject to outstanding options granted under the 1996 Incentive Plan and the Predecessor Plan and 1,537,671 shares remained available for future issuance, excluding the increase which is part of this Proposal 2. Through February 26, 2002, 960,161 shares of common stock have been issued on the exercise of options granted under the 1996 Incentive Plan and the Predecessor Plan.

      The following table shows, as to each of the Named Executive Officers in the Summary Compensation Table and the indicated individuals and groups, the aggregate number of options that have been granted and are outstanding under the 1996 Incentive Plan and the Predecessor Plan through February 28, 2002, together with the weighted average exercise price payable per share.

                                                                             OPTIONS OUTSTANDING
                                                                                    AS OF
                                                                              FEBRUARY 28, 2002        WEIGHTED AVERAGE
NAME AND POSITION                                                           (NUMBER OF SHARES)(1)    EXERCISE PRICE($)(2)
----------------------------------------------------------------------------------------------------------------------------
Chris A. Rallis, J.D .....................................................         526,470                   10.16
   President, Chief Operating Officer and Director

Robert F. Amundsen, Jr ...................................................         305,000                    7.72
   Executive Vice President and Chief Financial Officer

Anne F. McKay ............................................................         341,643                    9.67
   Executive Vice President, Drug Regulatory Affairs

George R. Painter, III, Ph.D .............................................         337,905                   12.14
   Executive Vice President, Research and Development

Franck S. Rousseau, M.D ..................................................         457,643                   11.47
   Executive Vice President, Medical Affairs and
   Chief Medical Officer

David W. Barry, M.D ......................................................         255,381                   13.16
   Former Chief Executive Officer
---------------------------------------------------------------------------------------------------------------------------
All executive officers as a group (7 persons) ............................       2,586,617                    9.91
---------------------------------------------------------------------------------------------------------------------------
All non-employee directors as a group (8 persons) ........................         183,001                    7.52
---------------------------------------------------------------------------------------------------------------------------
All employees (excluding executive officers) as a group (110 persons) ....       3,829,563                    7.95
---------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 1,175,000 options to purchase shares of common stock have been granted to executive officers and an aggregate of 1,000,000 options to purchase shares of common stock have been granted to non-executive employees at an exercise price of $5.14 per share, subject to approval of this amendment.
(2) Weighted average exercise price does not reflect options which are subject to approval of this amendment.

      GENERAL PLAN PROVISIONS

      ACCELERATION

      In the event that we are acquired by merger or asset sale, generally each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor entity will automatically accelerate in full and terminate following closing of the transaction, and generally all unvested shares under the Stock Issuance Program will immediately vest, except to the extent our repurchase rights with respect to those shares are transferred to the successor entity. In the event of a change of control other than a merger or asset sale, the Plan Administrator may provide for automatic acceleration of outstanding options on the termination of an optionee's service within a designated period after the change of control. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is subsequently terminated within a designated period following an acquisition or hostile take-over. The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

      Each option outstanding under the Salary Investment Option Grant Program will automatically accelerate in the event of an acquisition or change in control. Each outstanding option under the Salary Investment Option Grant Program that is not exercised prior to a change in control will also be subject to repurchase by us at a price equal to the amount by which the optionee's salary was reduced in connection with the grant of that option.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Triangle.

      CHANGES IN CAPITALIZATION

      In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to
(i) the maximum number and/or class of securities issuable under the 1996 Incentive Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Incentive Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board of Directors and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 1996 Incentive Plan, including options granted under the Predecessor Plan, in order to prevent the dilution or enlargement of benefits.

      FINANCIAL ASSISTANCE

      The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options granted under the Discretionary Option Grant Program or the purchase of shares issued under the Stock Issuance Program. The Plan Administrator will determine the terms of any loan program. The maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

      SPECIAL TAX ELECTION

      The Plan Administrator may provide one or more holders of options or unvested shares with the right to have Triangle Pharmaceuticals withhold a portion of the shares otherwise issuable in satisfaction of the tax liability incurred by those holders in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow holders to deliver previously acquired shares of common stock in payment of the tax liability.

      AMENDMENT AND TERMINATION

      The Board of Directors may amend or modify the 1996 Incentive Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. However, no amendment or modification may adversely affect an outstanding award under the 1996 Incentive Plan without the consent of the affected award recipient. The Board of Directors may terminate the 1996 Incentive Plan at any time, and the 1996 Incentive Plan will terminate automatically on August 30, 2006.

      FEDERAL INCOME TAX CONSEQUENCES

      OPTION GRANTS

      Options granted under the 1996 Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet those requirements. The Federal income tax treatment for the two types of options differs as follows:

      INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, holders of options may be subject to alternative minimum tax obligations as a result of the exercise of their options. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      On a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee and we and the optionee will be required to satisfy the tax withholding requirements applicable to the income. The optionee will recognize any additional gain or loss on the disposition as a capital gain or loss.

      If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      NON-STATUTORY STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we and the optionee will be required to satisfy the tax withholding requirements applicable to the income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee generally will not recognize any taxable income at the time of exercise but will recognize ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which the optionee recognizes the ordinary income.

      STOCK APPRECIATION RIGHTS

      An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the optionee recognizes ordinary income.

      DIRECT STOCK ISSUANCE

      The tax principles applicable to direct stock issuances under the 1996 Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

      DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date or direct stock issuances will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to some of our executive officers. Accordingly, we anticipate that all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code Section 162(m).

      ACCOUNTING TREATMENT

      Option grants or stock issuances to employees and/or directors with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to our earnings generally equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. We will recognize the compensation expense over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value or above generally will not result in any direct charge to our earnings. However, we must disclose in our financial statements and related notes, the fair value of those options and the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our diluted earnings per common share. Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then those rights will result in a compensation expense to our earnings. Option grants or stock issuances that provide for vesting upon attainment of performance objectives may result in additional compensation expense.

VOTE REQUIRED

      The affirmative vote of a majority of the votes entitled to be cast by holders of shares present or represented and voting at the annual meeting is required for approval of the amendments to the 1996 Incentive Plan. Should stockholder approval not be obtained, then neither the increase in 2002 nor the annual automatic increases discussed under this proposal will be implemented, and no options will be granted on the basis of these amendments.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment to the 1996 Incentive Plan.

                                   PROPOSAL 3

            APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

      You are being asked to approve an amendment to our Employee Stock Purchase Plan, the Purchase Plan, that will increase the number of shares of common stock reserved for issuance under the Purchase Plan by an additional 250,000 shares effective as of January 1, 2003.

      The Board of Directors believes that this share increase is necessary in order to assure that we will have a sufficient reserve of shares of common stock available in the future to issue stock under the Purchase Plan to attract and retain the services of employees essential to our long-term success.

      The Purchase Plan was adopted by the Board of Directors on August 30, 1996 and was subsequently approved by our stockholders. The amendment to the Purchase Plan which is the subject of this proposal was adopted by the Board of Directors on February 27, 2002. The following is a summary of the principal features of the Purchase Plan. The summary is not a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at our principal executive offices in Durham, North Carolina.

      The Purchase Plan is designed to allow eligible Triangle employees to purchase shares of common stock at semi-annual intervals through periodic payroll deductions. A reserve of 300,000 shares of common stock was initially established for this purpose. The amendment which forms this Proposal 3 would increase the reserve to 550,000 shares.

      The Purchase Plan is implemented in a series of successive offering periods, each with a maximum duration of 24 months. Individuals who are eligible employees on the start date of any offering period may participate in the Purchase Plan on that start date or on any subsequent semi-annual entry date. Individuals who become eligible employees after the start date of the offering period may join the Purchase Plan on any subsequent semi-annual entry date within that period.

      Payroll deductions may not exceed 10% of the participant's base salary for each semi-annual period of participation, and the accumulated payroll deductions will be applied to the purchase of shares on the participant's behalf on each semi-annual purchase date (the last business day of February and August each year) at a purchase price per share not less than 85% of the lower of (i) the fair market value of Triangle's common stock on the participant's entry date into the offering period or (ii) the fair market value of the common stock on the semi-annual purchase date. Should the fair market value of the common stock on any semi-annual purchase date be less than the fair market value of the common stock on the first day of the offering period, then the current offering period will automatically end and a new 24-month offering period will begin, based on the lower fair market value.

      As of February 28, 2002, 209,914 shares of common stock had been issued under the Purchase Plan, and 90,086 shares remained available for future issuance under the Purchase Plan, excluding the 250,000 share increase which is part of this Proposal 3.

VOTE REQUIRED

      The affirmative vote of a majority of the votes entitled to be cast by holders of shares present or represented and voting at the annual meeting is required for approval of the amendment to the Purchase Plan. Should stockholder approval not be obtained, then the 250,000 share increase will not be implemented.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment to the Employee Stock Purchase Plan.

                                   PROPOSAL 4

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      We are asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2002. On the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for Triangle for the year 2002. The services PricewaterhouseCoopers LLP will provide for the 2002 fiscal year include the examination of Triangle's consolidated financial statements, reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultation regarding tax returns. PricewaterhouseCoopers LLP has served as our independent accountants since our inception and is qualified to continue to perform these services.

VOTE REQUIRED

      The affirmative vote of a majority of the votes entitled to be cast by holders of shares present or represented and voting at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that the change would be in Triangle's and its stockholders' best interests.

      Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of PricewaterhouseCoopers LLP to serve as our independent accountants for the year ending December 31, 2002.

                             PRINCIPAL STOCKHOLDERS

      The following table contains information regarding the beneficial ownership of our common stock as of January 31, 2002 by:

      o each person known by us to beneficially own more than five percent of our common stock,
      o     each of our directors and nominees for director,
      o our Chief Operating Officer, the four additional most highly compensated executive officers and two former executive officers and
      o     all directors and executive officers as a group.

      Except as otherwise indicated:

      o the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable and
      o the address of all stockholders listed in the table is: 4 University Place, 4611 University Drive, Durham, North Carolina 27707.

      Beneficial ownership is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. On January 31, 2002, 76,828,854 shares of common stock were issued and outstanding.

                                                          AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP
                                                      --------------------------
                                                              COMMON STOCK
                                                      --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER           PERCENT
------------------------------------------------      ----------         -------
Warburg Pincus Private Equity VIII, L.P. .....        23,384,887           30.4%
     466 Lexington Avenue
     New York, NY 10017

Abbott Laboratories (1) ......................         7,951,744           10.3%
     100 Abbott Park Road
     Abbott Park, IL 60064-3500

Orbimed Advisors, LLC (2) ....................         4,942,000            6.4%
     787 Third Avenue
     New York, NY 10010

T. Rowe Price Associates, Inc. (3) ...........         3,935,600            5.1%
     100 East Pratt Street
     Baltimore, MD 21202

Wellington Management Company, LLP (4) .......         3,885,660            5.0%
     75 State Street
     Boston, MA 02109

Chris A. Rallis, J.D. (5)(14) ................           363,537              *

Anthony B. Evnin, Ph.D. (6) ..................         1,029,884            1.3%
     30 Rockefeller Plaza
     New York, NY 10112

Standish M. Fleming (7) ......................         2,206,893            2.9%
     9255 Towne Centre Drive
     Suite 300
     San Diego, CA 92121

Dennis B. Gillings, Ph.D. (8) ................         3,803,000            4.9%
     4709 Creekstone Drive
     Durham, NC 27703

Henry G. Grabowski, Ph.D. (9) ................            18,000              *
     Duke University,
     305 Social Sciences, Box 90097
     Durham, NC 27708

Stewart J. Hen (10) ..........................             7,500              *
     466 Lexington Avenue
     New York, NY 10017

Jonathan S. Leff (11) ........................        23,392,387           30.4%
     466 Lexington Avenue
     New York, NY 10017

George McFadden (12) .........................         1,169,000            1.5%
     745 Fifth Avenue
     New York, NY 10151

James L. Tyree (13) ..........................         7,951,744           10.3%
     100 Abbott Park Road
     Abbott Park, IL 60064

Robert F. Amundsen, Jr. (15) .................            44,792              *

Anne F. McKay (16) ...........................           118,626              *

George R. Painter, III, Ph.D. (14)(17) .......           210,608              *

Franck S. Rousseau, M.D. (14)(18) ............           178,990              *

David W. Barry, M.D. (19) ....................         1,525,861            2.0%

Carolyn S. Underwood .........................            30,200              *
     801 Capitola Drive
     Durham, NC 27713

All directors and executive officers
    as a group (17 persons) (5)-(20) .........        42,204,810           54.1%
                                                      ----------        -------

------------

* Less than 1%.

(1) Includes 7,500 shares of common stock issuable upon the exercise of options beneficially owned by James L. Tyree and 6,000 shares of common stock issuable upon the exercise of options. Mr. Tyree, a director of Triangle Pharmaceuticals, Inc., is a Vice President of Abbott Laboratories. Mr. Tyree disclaims beneficial ownership of the shares beneficially owned by Abbott Laboratories.

(2) Includes shares of common stock held by the following entities that are advised by Orbimed Advisors, LLC (i) 950,000 shares owned by Caduceus Capital II, L.P., (ii) 1,940,000 shares owned by PW Eucalyptus Fund, L.L.C., (iii) 227,000 shares owned by PW Eucalyptus Fund, Ltd., (iv) 1,825,000 shares owned by Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust.

(3) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc., Price Associates, serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) These securities are owned by clients for whom Wellington Management Company, LLP serves as investment advisor with shared power to vote the securities.

(5) Includes 158,543 shares of common stock issuable upon the exercise of options. Also includes 500 shares held separately by Mr. Rallis' wife, 1,500 shares held by Mr. Rallis' wife as custodian for their children under the Uniform Gift to Minors Act and 15,800 shares held by The Rallis Richner Foundation, Inc., a charitable North Carolina corporation of which Mr. Rallis serves as President. Mr. Rallis disclaims beneficial ownership of the shares beneficially owned by The Rallis Richner Foundation, Inc.

(6) Includes 6,667 shares of common stock issuable upon the exercise of options. Also includes 653,561 shares of common stock beneficially owned by Venrock Associates and 324,902 shares owned by Venrock Associates II, L.P.. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P. and consequently shares voting and investment power with respect to all these shares. Dr. Evnin disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.

(7) Includes 7,334 shares of common stock issuable upon the exercise of options. Also includes a total of 2,093,477 shares of common stock beneficially owned by each of the following persons in the amounts indicated: (i) 1,229,130 shares owned by Forward Ventures IV, L.P., (ii) 520,000 shares owned by Forward Ventures II, L.P., (iii) 233,663 shares owned by Forward Ventures III, L.P., (iv) 104,200 shares owned by Forward Ventures IV B, L.P., (v) 4,122 shares owned by Forward II Associates, L.P., and (vi) 2,362 shares owned by two family trusts. Mr. Fleming is a general partner of

      Forward II Associates, L.P., which is the general partner of Forward Ventures II, L.P., and a managing member of Forward III Associates, L.L.C., which is the general partner of Forward Ventures III, L.P., and a managing member of Forward IV Associates, L.L.C., which is the general partner of Forward Ventures IV, L.P. and Forward Ventures IV B, L.P., and consequently shares voting and investment power with respect to all these shares. Mr. Fleming disclaims beneficial ownership of these shares other than to the extent of his individual partnership and member interests.

(8) Includes 8,000 shares of common stock issuable upon the exercise of options and 3,775,000 shares of common stock beneficially owned by QFinance, Inc., a subsidiary of Quintiles Transnational Corp. Dr. Gillings is Chairman and a significant shareholder of Quintiles Transnational Corp. Dr. Gillings disclaims beneficial ownership of shares beneficially owned by QFinance, Inc.

(9) Includes 8,000 shares of common stock issuable upon the exercise of options and 10,000 shares of common stock held in a pension fund.

(10) Includes 7,500 shares of common stock issuable upon the exercise of options.

(11) Includes 7,500 shares of common stock issuable upon the exercise of options and 23,384,887 shares of common stock beneficially owned by Warburg Pincus Private Equity VIII, L.P. Warburg Pincus & Co. is the sole general partner of Warburg Pincus Private Equity VIII, L.P. which is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. Mr. Leff, a director of Triangle, is a Managing Director of Warburg Pincus LLC, the manager of Warburg Pincus Private Equity VIII, L.P., and disclaims beneficial ownership of the shares beneficially owned by Warburg Pincus Private Equity VIII, L.P.

(12) Includes 6,000 shares of common stock issuable upon the exercise of options. Also includes a total of 885,000 shares of common stock beneficially owned by each of the following persons in the amounts indicated: (i) 515,000 shares owned by a family trust under the will of Alexander B. McFadden, (ii) 210,000 shares owned by three family trusts for the benefit of Mr. McFadden's children, (iii) 85,000 shares owned by Mr. McFadden's wife, and (iv) 75,000 shares owned by a former family member as custodian for one of Mr. McFadden's children. Mr. McFadden exercises shared voting and investment power with respect to all such shares. Mr. McFadden disclaims beneficial ownership of these shares other than to the extent of his pecuniary interest in the shares beneficially owned by the family trust under the will of Alexander B. McFadden.

(13) Includes 7,500 shares of common stock issuable upon the exercise of options, 7,938,244 shares of common stock beneficially owned by Abbott Laboratories and 6,000 shares of common stock issuable upon the exercise of options beneficially owned by Abbott Laboratories. Mr. Tyree is a Vice President of Abbott Laboratories, and disclaims beneficial ownership of the shares beneficially owned by Abbott Laboratories.

(14) Excludes an aggregate of 5,294 shares of common stock purchased by executive officers on the conclusion of the purchase interval, ending February 28, 2002, under our employee stock purchase plan.

(15) Includes 44,792 shares of common stock issuable upon the exercise of options.

(16) Includes 114,260 shares of common stock issuable upon the exercise of options.

(17) Includes 121,794 shares of common stock issuable upon the exercise of options. Also includes 8,500 shares held separately by Dr. Painter's wife.

(18) Includes 175,689 shares of common stock issuable upon the exercise of options.

(19) Includes 255,381 shares of common stock issuable upon the exercise of options, 500,000 shares of common stock held by Barry Asset Partners, L.P., a Georgia limited partnership of which Dr. Barry served as a general and limited partner, and 70,480 shares of common stock held by the Barry Charitable Foundation, Inc., a charitable North Carolina corporation of which Dr. Barry served as President. Dr. Barry died unexpectedly on January 28, 2002. Under the terms of his employment agreement, all of his outstanding options automatically became fully exercisable as of the date of his death.

(20) Includes 1,068,796 shares of common stock issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

      The executive officers of Triangle Pharmaceuticals, Inc. as of March 28, 2002 are as follows:

               NAME                      AGE                                   POSITION
--------------------------------------   ---      ------------------------------------------------------------------------
Chris A. Rallis, J.D. ..............      48      President, Chief Operating Officer and Director
Robert F. Amundsen, Jr., M.B.A. ....      48      Executive Vice President and Chief Financial Officer
Paul A. Dreyer, M.B.A. .............      52      Executive Vice President, Commercial Operations and Business Development
R. Andrew Finkle, J.D. .............      42      Executive Vice President, General Counsel and Secretary
Anne F. McKay ......................      47      Executive Vice President, Drug Regulatory Affairs
George R. Painter, III, Ph.D. ......      51      Executive Vice President, Research and Development
Franck S. Rousseau, M.D. ...........      44      Executive Vice President, Medical Affairs and Chief Medical Officer

      CHRIS A. RALLIS, J.D. is the President and Chief Operating Officer and a director. See "Election of Directors" for a discussion of Mr. Rallis' business experience.

      ROBERT F. AMUNDSEN, JR., M.B.A. has served as Executive Vice President and Chief Financial Officer since July 2000. Before joining Triangle, Mr. Amundsen served for seven years at Covance Biotechnology Services, Inc., most recently as Executive Vice President of Finance and Planning and Chief Financial Officer. While at Covance, Mr. Amundsen played a key role in leading the company from start-up to maturity, including the securing of financing and the direction of Covance's strategic planning. In addition, Mr. Amundsen's financial experience includes service as Senior Vice President of Finance and Administration and Chief Financial Officer at Applied Bioscience International, Inc., and Vice President of Finance and Administration and Chief Financial Officer at Pharmaco Dynamics Research, Inc., and Controller at Tessco, Inc. Mr. Amundsen received his B.A. from Dartmouth College and M.B.A. from University of Texas.

      PAUL A. DREYER, M.B.A. has served as Executive Vice President of Commercial Operations and Business Development since October 2000, as Vice President, Marketing and Sales from June 1999 through September 2000, and as Vice President, Sales from April 1998 through May 1999. Prior to joining Triangle, Mr. Dreyer had been at GlaxoSmithKline plc, Glaxo, as Group Director of Sales and Marketing in Dermatology since August 1995. Mr. Dreyer was previously at Burroughs Wellcome Co. for twenty-three years, where he held positions in Marketing, Sales and Business Development. Mr. Dreyer received his B.A. from Rutgers College and M.B.A. from Rutgers Graduate School of Management.

      R. ANDREW FINKLE, J.D. has served as Executive Vice President, General Counsel and Secretary since July 2000. Prior to joining Triangle, Mr. Finkle served for four years as Vice President, Assistant General Counsel and Head of Regulatory Affairs at Sterling Diagnostic Imaging, Inc./AGFA Corporation, a former subsidiary of Bayer A.G. Mr. Finkle's legal experience includes eight years as legal counsel to Societe Nationale Elf Aquitaine/PCS, Inc. and private practice. Mr. Finkle's practice has concentrated on strategic business and international transactions, mergers and acquisitions, FDA compliance and intellectual property management. Mr. Finkle received his B.A. from Washington and Lee University and a J.D. from the University of Virginia School of Law.

      ANNE F. MCKAY has served as Executive Vice President, Drug Regulatory Affairs since October 2000, and as Vice President, Drug Regulatory Affairs from October 1996 through September 2000. Prior to joining Triangle, Ms. McKay served as Director of Regulatory Affairs with Medco Research, Inc. Prior to that, Ms. McKay served as Director of Regulatory Affairs, North America, and held various other regulatory positions during a 15-year tenure at Burroughs Wellcome. Ms. McKay's department was responsible for providing support for various FDA submissions, including the NDA submissions for AZT and acyclovir. Ms. McKay received her B.S. in animal science from Michigan State University.

      GEORGE R. PAINTER, III, PH.D. has served as Executive Vice President, Research and Development since August 1999, as Vice President, Research and Development from July 1997 through July 1999, and as Vice President, Chemistry and Technical Development of Triangle from January 1996 through June 1997. From July 1995 through January 1996, Dr. Painter served as Director of Research Process for Glaxo, and from June 1993 through July 1995, he served as Assistant Director of Virology for Burroughs Wellcome. While at Burroughs Wellcome, Dr. Painter led the international development of both an HIV protease inhibitor and Coviracil(R)(emtricitabine), formerly known as FTC. Dr. Painter received a B.S. in chemistry, a M.S. in physical chemistry and a Ph.D. in organic chemistry from Emory University.

      FRANCK S. ROUSSEAU, M.D. has served as Executive Vice President, Medical Affairs and Chief Medical Officer since August 1999, and as Vice President, Medical Affairs and Chief Medical Officer from March 1997 through July 1999. From 1995 through March 1997, Dr. Rousseau served as Associate Director, International Antiviral Clinical Research for Glaxo. Prior to joining Glaxo, Dr. Rousseau was Director of Infectious Diseases and HIV Clinical Research at Wellcome France from 1993 through 1995. From 1990 through 1993, Dr. Rousseau was a Clinical Research Physician with the French National Agency for Research Against AIDS. Dr. Rousseau has been involved with the clinical development of several anti-HIV drugs. Dr. Rousseau received the equivalent of a B.A. from the University of Paris and his M.D. from the University of Paris, College of Medicine.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table contains information concerning the aggregate compensation we paid to David W. Barry, our former Chief Executive Officer, Chris A. Rallis, our President and Chief Operating Officer, the four additional most highly compensated executive officers (collectively referred to as the Named Executive Officers) and Carolyn Underwood, a former officer of Triangle, for services rendered in all capacities to Triangle for the years ended December 31, 1999, 2000 and 2001. The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                               ANNUAL              COMPENSATION
                                                            COMPENSATION               AWARDS
                                                        ---------------------       -----------
                                                                                    SECURITIES
                                                                                     UNDERLYING         ALL OTHER
NAME AND                                                SALARY         BONUS        OPTIONS/SARS      COMPENSATION
PRINCIPAL POSITION                       YEAR             ($)           ($)             (#)              ($)(1)
---------------------------------------- ----           -------       -------       ------------      ------------
Chris A. Rallis, J.D. ................   2001           308,196            --          50,000             3,700
   President, Chief Operating            2000           255,919        76,775          97,500             3,530
   Officer and Director                  1999           209,405       282,524 (2)      30,000             3,375

Robert F. Amundsen, Jr. ..............   2001           210,000            --          45,000             2,000
   Executive Vice President and          2000(3)         91,797        45,000         110,000             2,417(4)
   Chief Financial Officer               1999(3)             --            --              --                --

Anne F. McKay ........................   2001           210,000            --          30,000             3,024
   Executive Vice President, Drug        2000           172,301(5)     54,690          57,304 (5)         3,281
   Regulatory Affairs                    1999           158,000(6)     92,400          29,862 (6)         1,750

George R. Painter, III, Ph.D. ........   2001           252,396            --          30,000             2,822
   Executive Vice President,             2000           213,813        64,145          35,000             3,005
   Research & Development                1999           161,620(7)    105,150          38,416 (7)         2,086

Franck S. Rousseau, M.D. .............   2001           267,036            --          70,000             3,394
   Executive Vice President,             2000           226,215        67,865          35,000             3,742
   Medical Affairs and                   1999           187,470(8)    111,775          35,223 (8)         2,000
   Chief Medical Officer

David W. Barry, M.D. (9) .............   2001           320,004            --          10,000            30,609(10)
   former Chairman and Chief             2000           263,500       100,000          60,000            28,289(10)
   Executive Officer                     1999           250,950       170,000          50,000            26,111(10)

Carolyn S. Underwood (11) ............   2001                --            --              --           217,100(12)
   former Executive Vice                 2000           183,283        90,055          20,000            36,710(12)
   President, Commercial                 1999           194,215       108,988          32,937               105
   Operations

------------
(1) Represents the amounts paid 2001, 2000 and 1999 in the form of premiums for individual life insurance policies for the benefit of the Named Executive Officers and as matching 401(k) contributions in the following amounts for the following Named Executive Officers: Mr. Rallis, $2,000, $2,000 and $2,000; Mr. Amundsen, $2,000 and $417; Ms. McKay, $2,000,
      $2,000 and $1,750; Dr. Painter, $2,000, $1,773 and $1,881; Dr. Rousseau,
      $2,000, $2,000 and $2,000 and Dr. Barry, $2,000, $1,956 and $1,863.

(2) Includes 6,235 shares of common stock granted to Mr. Rallis on June 25, 1999 under our Stock Issuance Program under the 1996 Stock Incentive Plan. The fair market value per share on June 25, 1999 was $16.25.

(3)   Mr. Amundsen was not employed by Triangle prior to July 17, 2000.

(4) Includes amounts paid by Triangle for income tax liabilities related to life insurance premiums.

(5) Excludes an aggregate of $10,000 of Ms. McKay's salary earned in 2000 allocated toward the acquisition of options to purchase 2,304 shares of common stock under our Salary Investment Option Grant Program for $4.34 per underlying share. The options were granted on January 4, 2000, were fully vested as of December 31, 2000, and are exercisable at a price of $8.66 per share.

(6) Excludes an aggregate of $10,000 of Ms. McKay's salary earned in 1999 allocated toward the acquisition of options to purchase 2,237 shares of common stock under our Salary Investment Option Grant Program for $4.468 per underlying share. The options were granted on January 29, 1999, were fully vested as of December 31, 1999, and are exercisable at a price of $8.938 per share.

(7) Excludes an aggregate of $25,000 of Dr. Painter's salary earned in 1999 allocated toward the acquisition of options to purchase 5,594 shares of common stock under our Salary Investment Option Grant Program for $4.468 per underlying share. The options were granted on January 29, 1999, were fully vested as of December 31, 1999, and are exercisable at a price of $8.938 per share.

(8) Excludes an aggregate of $10,000 of Dr. Rousseau's salary earned in 1999 allocated toward the acquisition of options to purchase 2,237 shares of common stock under our Salary Investment Option Grant Program for $4.468 per underlying share. The options were granted on January 29, 1999, were fully vested as of December 31, 1999, and are exercisable at a price of $8.938 per share.

(9)   Dr. Barry died unexpectedly on January 28, 2002.

(10) Includes amounts paid by Triangle for income tax liabilities related to life insurance premiums.

(11)  Ms. Underwood's employment ended October 31, 2000.

(12) Includes payments made under an agreement between Triangle and Ms. Underwood. Under the terms of this agreement, we agreed to make payments to Ms. Underwood through April 2002.

STOCK OPTIONS

      The following table contains information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 2001. We granted options to acquire an aggregate of 1,395,455 shares of common stock to our officers and employees in 2001. We did not grant any stock appreciation rights to the Named Executive Officers during the year ended December 31, 2001.

      All options were granted under the 1996 Stock Incentive Plan. Unless otherwise indicated, each option vests and becomes exercisable as follows: 25% after 12 months of service from the date of the option grant, indicated by footnote for each grant, and the remaining 75% thereafter in a series of 36-equal-monthly installments. Unless otherwise indicated, the shares subject to each option will immediately vest in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The options further provide that the shares subject to each option will immediately vest even if options are assumed by the acquiring entity if the Named Executive Officer's employment is terminated involuntarily, which includes a reduction in the responsibilities of the Named Executive Officer, at any time within 12 months after the merger or asset sale.

      Unless otherwise indicated, the exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the dates the options were granted as determined by the Compensation Committee of the Board of Directors. Option holders may pay the exercise price in cash or in shares of common stock valued at fair market value on the exercise date or a combination of cash and shares or any other form of consideration approved by the Board of Directors or the Compensation Committee. The fair market value of shares of common stock is determined in accordance with provisions of the 1996 Stock Incentive Plan based on the closing selling price of a share of common stock on the date in question on the Nasdaq National Market.

      We provide no assurance to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 0%, 5% or 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                   -----------------------------------------------------------
                                                                                                      POTENTIAL REALIZABLE VALUE
                                                      PERCENT OF                                      AT ASSUMED ANNUAL RATES OF
                                    NUMBER OF       TOTAL OPTIONS/                                   STOCK PRICE APPRECIATION FOR
                                    SECURITIES       SARS GRANTED                                            OPTION TERM
                                    UNDERLYING       TO EMPLOYEES    EXERCISE OR                    ------------------------------
                                   OPTIONS/SARS        IN FISCAL      BASE PRICE    EXPIRATION
NAME                                 GRANTED           YEAR (%)         ($/SH)          DATE        0%($)      5%($)        10%($)
-----------------------------------  -------           --------         ------          ----        -----      -----        ------
Chris A. Rallis, J.D. ............   20,000(1)            1.4            2.55          8/12/11        0        32,074       81,281
                                     30,000(2)            2.1            3.60         12/16/11        0        67,921      172,124
Robert F. Amundsen, Jr. ..........   20,000(1)            1.4            2.55          8/12/11        0        32,074       81,281
                                     25,000(2)            1.8            3.60         12/16/11        0        56,601      143,437
Anne F. McKay ....................   20,000(1)            1.4            2.55          8/12/11        0        32,074       81,281
                                     10,000(2)            0.7            3.60         12/16/11        0        22,640       57,375
George R. Painter, III, Ph.D. ....   20,000(1)            1.4            2.55          8/12/11        0        32,074       81,281
                                     10,000(2)            0.7            3.60         12/16/11        0        22,640       57,375
Frank S. Rousseau, M.D. ..........   20,000(1)            1.4            2.55          8/12/11        0        32,074       81,281
                                     50,000(2)            3.6            3.60         12/16/11        0       113,201      286,874
David W. Barry, M.D. .............   10,000(2)(3)         0.7            3.60         12/16/11        0        22,640       57,375

------------
(1) Represents options granted on August 13, 2001 pursuant to our Discretionary Option Grant Program. Each option vests and becomes exercisable as follows: 50% after 12 months of service measured from the date of the option grant and 50% after 24 months of service measured from the date of the option grant. If applications for marketing approval in the United States or Europe are approved before August 13, 2003, the vesting of these options will be accelerated and the options will become fully exercisable.

(2) Represents options granted on December 17, 2001 pursuant to our Discretionary Option Grant Program.

(3) Upon the death of Dr. Barry on January 28, 2002, the vesting of these options was accelerated so that all of the options were fully vested as of January 28, 2002.

OPTION EXERCISES AND HOLDINGS

      The following table provides information concerning option exercises during the year ended December 31, 2001 by the Named Executive Officers and Ms. Underwood and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2001. No stock appreciation rights were exercised during the year ended December 31, 2001. Value of unexercised in-the-money options is defined as the fair market price of our common stock at December 31, 2001 less the exercise price of the option. On December 31, 2001, the closing selling price of a share of our common stock on the Nasdaq National Market was $4.01.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF              VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                       SHARES                          AT FY-END (#)             DECEMBER 31, 2001
                                    ACQUIRED ON       VALUE     -------------------------    ---------------------------
NAME                                EXERCISE (#)    REALIZED    EXERCISABLE UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----------------------------------- ------------    --------    ----------- -------------    -----------   -------------
Chris  A. Rallis, J.D. ..........          --             --      150,699      125,771         $68,497        $41,500
Robert F. Amundsen, Jr...........          --             --       37,917      117,083               0        $39,450
Anne F. McKay ...................          --             --      108,847       82,796               0        $33,300
George R. Painter, III, Ph.D. ...          --             --      117,431       70,474               0        $33,300
Franck S. Rousseau, M.D. ........          --             --      171,252      111,391               0        $49,700
David W. Barry, M.D. ............          --             --      175,798       79,583               0         $4,100
Carolyn S. Underwood.............     111,035       $418,571           --           --              --             --

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      We have entered into employment agreements with each of our officers, including each Named Executive Officer. These employment agreements automatically renew from year to year, unless otherwise terminated. Each officer is also eligible to participate in our retirement and welfare benefit plans. The officer's employment is terminable at will by either us or the officer. In the event we terminate the officer's employment without cause or we elect not to renew the officer's term, we have agreed to continue to pay the officer's then-current base salary for a period of eighteen months and to accelerate by 12 months the vesting of unvested stock and/or options, subject to the officer's agreement during the eighteen-month period not to engage in the same or similar function area in any for-profit pharmaceutical business that competes with us in the field of HIV/hepatitis B within North America. In addition, in the event that, within 12 months following a change in control, we terminate the officer's employment without cause, the officer resigns for good reason, or we elect not to renew the officer's term, we have agreed to continue to pay the officer's then-current base salary for a period of two years and to accelerate totally the vesting of any unvested stock and/or options.

      All of the options awarded to the Named Executive Officers during the year ended December 31, 2001 provide that the shares subject to each option will immediately vest in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The options also provide that the shares subject to each option will immediately vest even if the options are assumed by the acquiring entity if the Named Executive Officer's employment is terminated involuntarily, which includes a reduction in the responsibilities of the Named Executive Officer, at any time within twelve months after the merger or asset sale.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      We established our Compensation Committee in June 1996. Its members are Dr. Evnin, Mr. McFadden and Mr. Leff. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P., both of which purchased preferred stock from us as part of several private placement transactions completed during the years ended December 31, 1995 and 1996. Mr. McFadden and several affiliated individuals and entities also purchased preferred stock from us as part of these financings. Mr. Leff is a Managing Director of Warburg Pincus LLC, the manager of Warburg Pincus Private Equity VIII, L.P. which purchased 23,384,887 shares of common stock from us during 2001.

      Notwithstanding anything to the contrary contained in our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Compensation Committee and the performance graph on page 30 shall not be incorporated into any future filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee offers this report regarding compensation for Triangle's executive officers and Chief Executive Officer.

      GENERAL COMPENSATION POLICY

      Triangle's primary objective is to maximize the value of its shares over time. Accomplishing this objective requires Triangle to successfully develop and market safe and effective drugs, primarily for the treatment of viral diseases. The Compensation Committee, with this objective in mind, authorizes compensation packages for executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of Triangle's business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies and reasonable in light of Triangle's expenditures on its drug development programs.

      Triangle compensates its executive officers with a combination of salary and incentives designed to encourage efforts to achieve both its short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as Triangle's overall performance. Many traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, like Triangle's, than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions, the Compensation Committee evaluates other indications of performance, such as the progress of Triangle in achieving milestones in the development of its drug candidates, in obtaining rights to drug candidates and in raising the capital needed for its operations.

      The basic components of compensation packages for the executive officers include the following:

            o     Base Salary
            o     Annual Incentives
            o     Long-term Incentives
            o     Benefits

      Each officer's package contains a mix of these elements and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of companies of similar size in similar industries. Based on various surveys of executive compensation within Triangle's industry, the

Compensation Committee believes it achieved this level of aggregate executive compensation during 2001. Triangle favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places more weight upon long-term incentives in the form of stock options than upon base salary and annual incentives.

      BASE SALARY and increases in base salary are determined by both individual and company performance and the salary levels in effect for companies of similar size in similar industries. During 2001, the Compensation Committee sought to set the base salaries of the officers of Triangle at a level around the 75th percentile of the range of salaries of officers in comparable companies. In addition, the Compensation Committee considered the following factors in setting the base salaries for executive officers during 2001:

            o Triangle's success in achieving milestones in the development of its drug candidates,
            o     Triangle obtaining rights to drug candidates,
            o     capital raised for operations,
            o     any special expertise of a particular executive.

      During 2001, the base salaries for the Named Executive Officers, excluding Dr. Barry and Ms. Underwood, increased by an average of approximately 15.7% over their annualized base salaries during 2000.

      ANNUAL INCENTIVES in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of company goals during the year. In 2001, no cash bonuses were awarded.

      LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the interests of stockholders and to provide long-term incentives for the individual officer to remain with Triangle. Stock options provide each officer with a significant incentive to manage Triangle from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current position and expected future contributions to Triangle's business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

      During 2001, the Named Executive Officers, excluding Dr. Barry, were granted ten-year options to purchase an aggregate of 225,000 shares of our common stock. Of the 225,000 option shares granted, 100,000 were granted in August 2001 at an exercise price of $2.55 per share and 125,000 were granted in December 2001 at an exercise price of $3.60 per share. The 100,000 option shares granted in August 2001 vest over a two-year period as long as the Named Executive Officer continues to be employed by us. If applications for marketing approval in the United States or Europe are approved before August 13, 2003, the vesting of these options will be accelerated and the options will become fully exercisable. The 125,000 options vest over a four-year period as long as the Named Executive Officer continues to be employed by us. The options were awarded by the Compensation Committee based on the milestones we achieved during 2001. The Compensation Committee also considered the total percentage of outstanding shares beneficially owned by the Named Executive Officers as compared to the stock ownership of similar officers at comparable companies. The Compensation Committee believes that the option grants were at a level not exceeding the 50th percentile of the range of option grants to officers in comparable companies.

      BENEFITS offered to executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers are substantially the same as those offered to all regular employees.

      CEO COMPENSATION

      Dr. Barry's 2001 base salary of $320,004 represented an increase of approximately 21% over his base salary during 2000. Dr. Barry did not receive a cash bonus in 2001. The amount of Dr. Barry's base salary and cash bonus were below the average for chief executive officers of comparable companies, reflecting the Compensation Committee's objective, particularly in the case of Dr. Barry, of placing more weight upon long-term incentives than upon base salary and annual incentives.

      During 2001, Dr. Barry received ten-year options to purchase 10,000 shares of common stock at an exercise price of $3.60 per share. These options became fully vested at the time of his death. The Board of Directors is currently conducting a search for a chief executive officer. When a qualified candidate is identified, the Compensation Committee will evaluate the appropriate level of cash and stock-based compensation for such individual.

                  COMPENSATION COMMITTEE

                  Anthony B. Evnin, Ph.D.
                  George McFadden
                  Jonathan S. Leff

AUDIT COMMITTEE REPORT

      Triangle's Audit Committee of the Board of Directors consists of three non-employee directors that are considered independent under the NASDAQ National Market independent director and audit committee listing standards. The current members of the Audit Committee are Standish M. Fleming, Chairman, Henry G. Grabowski, Ph.D., and George McFadden. The Board of Directors has adopted a written charter for the Audit Committee.

      Management is responsible for the integrity of Triangle's internal control environment and its financial reporting process. Triangle's independent public accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of Triangle's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements. The Audit Committee is responsible for overseeing and monitoring these processes.

      The Audit Committee held five meetings during calendar 2001, including pre-issuance reviews of quarterly financial statements and press releases. The Audit Committee believes Triangle management maintains an effective system of internal control that results in the fair presentation of our financial statements and the appropriate safeguard of corporate assets. Based on review and ratification of the 2001 audit plan and discussion of the results of its execution with management and PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Triangle's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

      The Audit Committee and PricewaterhouseCoopers have discussed all matters required by Statement on Auditing Standards No. 61, Communications with Audit Committee. The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers and other pertinent information regarding the accountant's independence and has determined the firm to be appropriately independent from Triangle. Additionally, the Audit Committee has received from PricewaterhouseCoopers written disclosure regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

      Fees for the calendar year 2001 audit and related quarterly reviews are approximately $60,000 of which approximately $30,000 has been billed through December 31, 2001. Fees billed for other projects rendered by PricewaterhouseCoopers for the calendar 2001 year were approximately $55,000. These fees relate primarily to assistance with 1933 Securities Act filings, consultation on our tax returns and other tax matters and audit of our 401-K retirement plan.

The Audit Committee of the Board of Directors of Triangle Pharmaceuticals, Inc.

                  Standish M. Fleming
                  Henry G. Grabowski, Ph.D.
                  George McFadden

PERFORMANCE GRAPH

      The following graph compares our total stockholder returns over the last five years to the Nasdaq CRSP Total Return Index (Nasdaq Broad Index) for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index (Nasdaq Pharmaceutical Index). The total return assumes the investment of $100 on December 31, 1996 in each of our common stock, the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index and the reinvestment of dividends, although dividends have not been declared on our common stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification Code 283 (category description "Drugs"). The companies comprising the Nasdaq Pharmaceutical Index are available upon written request to Investor Relations at our executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions as to future stockholder returns.

                               [GRAPHIC OMITTED]

                                               CUMULATIVE TOTAL RETURN
                                  -------------------------------------------------
                                                     DECEMBER 31,
                                  -------------------------------------------------
                                  1996     1997     1998     1999     2000     2001
                                  ----     ----     ----     ----     ----     ----
TRIANGLE PHARMACEUTICALS, INC.     100       64       60       56       22       18

NASDAQ STOCK MARKET-US             100      122      173      321      193      153

NASDAQ PHARMACEUTICALS             100      103      131      247      308      262

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into employment agreements with each of our officers. See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements."

      We entered into a number of agreements with direct or indirect wholly-owned subsidiaries of Quintiles Transnational Corp., collectively, Quintiles, under which Quintiles has rendered or agreed to render contract services for us, including clinical monitoring, drug product formulation and packaging and central laboratory services. Dennis B. Gillings, Ph.D., a director of Triangle, is the Chairman and a significant shareholder of Quintiles Transnational Corp. We incurred approximately $1,035,000 in development expenses for services rendered by Quintiles during 2001. In addition, QFinance, Inc., a wholly-owned subsidiary of Quintiles Transnational Corp., purchased 1,500,000 shares of common stock at $6.00 per share in March 2001 and 2,275,000 shares at $2.65 per share in October 2001 in two separate private placements with several other investors.

      In August 1999, we completed a worldwide strategic alliance with Abbott Laboratories, Abbott, which now relates to three antiviral compounds. Under the terms of the alliance, we and Abbott will collaborate with respect to the clinical development, registration, distribution and marketing of various proprietary pharmaceutical products for the prevention and treatment of HIV and hepatitis B virus. During 2001, Triangle incurred approximately $5,014,000 for development services performed by Abbott, was reimbursed approximately $1,725,000 of marketing and development expenses by Abbott and recognized $5,795,000 of collaborative revenue in association with our strategic alliance with Abbott. In March 2001, Abbott exercised its rights under the terms of a stockholder rights agreement to purchase 1,300,000 shares of common stock from us at $6.00 per share in a private placement with several other investors. James
L. Tyree is a Vice President of Abbott and is a director of Triangle.

      Jonathan S. Leff, a managing director of Warburg Pincus LLC, and Stewart
J. Hen, a vice president of Warburg Pincus LLC, became members of our Board of Directors on August 24, 2001 in fulfillment of a provision of an agreement with Warburg Pincus Private Equity VIII, L.P., Warburg Pincus, entitling Warburg Pincus to designate two representatives on our Board of Directors. In 2001, Warburg Pincus purchased an aggregate of 23,384,887 shares of common stock from us at $2.65 per share in a two-stage private placement with several other investors.

      Dr. David W. Barry served on the Board of Directors of Dynavax Technologies Corporation, Dynavax, before his death, and Standish M. Fleming is a general partner of Forward Ventures which has a greater than 5% ownership in Dynavax. In association with our strategic license and collaborative agreement, we utilized Dynavax for assistance in conducting the initial clinical trial associated with our immunostimulatory pharmaceutical candidates and incurred approximately $2,063,000 of expenses during 2001 for these development services.

      A spouse of one of our Executive Vice Presidents provided consulting services for us. In 2001, we incurred approximately $73,000 of expenses for these services.

      We have a policy that all material transactions between us and any of our officers, directors, principal stockholders and other affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

      Our Second Restated Certificate of Incorporation eliminates, with a few exceptions, directors' personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      Our Restated Bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and agents as provided in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us to indemnify our directors and executive officers against liabilities, other than liabilities arising from intentional or knowing and culpable violations of law, that may arise by reason of their status or service as our directors or executive officers or as directors or officers of other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that directors and officers may otherwise be required to pay or for which we are required to indemnify them, with a few exclusions.

      As of the date of this proxy statement, there is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market and to furnish us with copies of those reports.

      Based solely on a review of the copies of reports furnished to us, or written representations that no reports were required, we believe that, during 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

      Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2003 must be received by us no later than December 13, 2002, in order to be included in the proxy statement and related proxy materials.

      In addition, if we have not received notice prior to February 26, 2003, of any matter a stockholder intends to propose for a vote at the annual meeting of stockholders to be held in 2003, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxyholder.

                                    FORM 10-K

      ENCLOSED WITH THIS PROXY STATEMENT IS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. YOU MAY REQUEST AN ADDITIONAL COPY BY WRITING TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented on any additional matters in accordance with their best judgment.

Dated: April 12, 2002                            Order of the Board of Directors


                                                 /s/ R. Andrew Finkle
                                                 R. Andrew Finkle, SECRETARY

                                                                      APPENDIX A

                         TRIANGLE PHARMACEUTICALS, INC.

                            1996 STOCK INCENTIVE PLAN
               (AS AMENDED AND RESTATED THROUGH FEBRUARY 27, 2002)

                                   ARTICLE ONE

                               GENERAL PROVISIONS

      I. PURPOSE OF THE PLAN

            This 1996 Stock Incentive Plan is intended to promote the interests of Triangle Pharmaceuticals, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II. STRUCTURE OF THE PLAN

            A. The Plan shall be divided into four separate equity programs:

                  - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

                  - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                  - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

      III. ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and shall have sole and exclusive authority to administer the Salary Investment Option Grant Program with respect to all eligible individuals.


                                       1.

            B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

            C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

            E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

            F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under this program.

      IV. ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                        (i) Employees,

                        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).


                                       2.

            B. Only Employees who are Section 16 Insiders and other highly compensated Employees shall be eligible to participate in the Salary Investment Option Grant Program.

            C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

            D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            E. The individuals eligible to participate in the Automatic Option Grant Program shall be determined in accordance with the provisions of Article Five.

      V. STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Effective February 27, 2002, the number of shares of Common Stock reserved for issuance under the Plan shall be 9,162,158 shares. On January 1 of each year, beginning January 1, 2003, the number of shares of Common Stock reserved for issuance under the Plan shall automatically increase so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle Common Stock outstanding on the preceding December 31st or 5,000,000 shares. For example, if on any such December 31, there are 200,000 shares that remain available for future grants under the Plan, and 70,000,000 shares of Common Stock are outstanding, then the number of shares issuable under the Plan shall be increased by 2,950,000 additional shares, so that 3,150,000 shares (70,000,000 x 4.5%) are available for issuance under the Plan as of the following January 1.

            B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

            C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the cancellation/regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be


                                       3.

available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

            D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which the share reserve under the Plan is to be increased each year pursuant to the automatic annual increase provisions of Section V.A of this Article One, (iii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       4.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

      I. OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A. EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

                        (i) cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


                                       5.

            C. EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any outstanding option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                        (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                        (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

            D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.


                                       6.

            E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II. INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

            A. ELIGIBILITY. Incentive Options may only be granted to Employees.

            B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

            C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

      III. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested


                                       7.

shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

            E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so


                                       8.

accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one
(1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

            H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV. CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

      V. STOCK APPRECIATION RIGHTS

            A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

            B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                        (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.


                                       9.

                        (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

            C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                        (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                        (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                        (iii) The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                        (iv) The balance of the option (if any) shall remaining outstanding and exercisable in accordance with the documents evidencing such option.


                                      10.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

      I. OPTION GRANTS

            The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program as soon as possible after the start of the calendar year for which the salary reduction is to be in effect. All grants under the Salary Investment Option Grant Program shall be at the sole discretion of the Primary Committee.

      II. OPTION TERMS

            Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

            A. EXERCISE PRICE.

                  1. The exercise price per share shall be equal to the excess of (i) the Fair Market Value per share of Common Stock on the option grant date over (ii) the amount of the approved Salary Reduction divided by the number of shares subject to the Option.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x C), where

                  X is the number of option shares,

                  A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year,

                  B is the Fair Market Value per share of Common Stock on the option grant date, and


                                      11.

                  C is a percentage not less than 33 1/3% nor more than 66 2/3% fixed by the Plan Administrator, in its sole discretion, for purposes of the option grants to be made under the Salary Investment Option Grant Program for a particular calendar year for which that program is to be in effect.

            C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

            D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

      III. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Any option not exercised prior to the Change in Control may be repurchased by the Corporation at the time of the Change in Control at a repurchase price equal to the amount by which the Optionee's salary was reduced in connection with the grant of that option. Any option which is neither exercised nor repurchased shall remain exercisable for fully-vested shares until the EARLIER or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three
(3)-year period measured from the date of the Optionee's cessation of Service.


                                      12.

            C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III. REMAINING TERMS

            The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      13.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

      I. STOCK ISSUANCE TERMS

            Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

            A. PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i) cash or check made payable to the Corporation, or

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

            B. VESTING PROVISIONS.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                        (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                        (ii) the number of installments in which the shares are to vest,

                        (iii) the interval or intervals (if any) which are to lapse between installments, and

                        (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split,


                                      14.

recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent
(i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

            B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

            C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall


                                      15.

immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

      III. SHARE ESCROW/LEGENDS

            Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.


                                      16.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

      I. OPTION TERMS

            A. GRANT DATES. Effective with the 2001 Annual Meeting, (i) on the date that each non-employee Board member is first elected or appointed to the Board, option grants shall be made to such non-employee Board member and (ii) on the date that each non-employee Board member is re-elected to the Board, option grants shall be made to such non-employee Board member. Each automatic option grant shall be a Non-Statutory Option. For each individual who is first elected or appointed as a non-employee Board member, the number of shares of Common Stock subject to the option shall be equal to 7,500 shares. Each non-employee Board member so elected shall, during any partial year and for each full year of the term for which the non-employee Board member is elected or appointed, also receive an option to purchase an additional 7,500 shares of Common Stock. Each non-employee Board member who is re-elected to the Board at any time after his or her initial term will receive, during any partial year and for each full year of the term for which the non-employee Board member is re-elected to the Board, an automatic grant of an option to purchase an additional 7,500 shares of Common Stock. There shall be no limit on the number of such automatic grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to becoming a non-employee Board member shall be eligible to receive one or more such annual option grants over their period of continued Board service.

            B. EXERCISE PRICE.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

            D. EXERCISE AND VESTING OF OPTIONS. Each option shall be exercisable only with respect to option shares with respect to which the automatic option grant has become vested. Provided the optionee continues to serve as a Board member, the automatic option grant shall vest with respect to 2,000 shares on the day the non-employee Board member is first elected or appointed to the Board and with respect to an additional 2,000 shares on the day immediately preceding the date of each subsequent Annual Meeting following the date of the automatic option grant until the automatic option grant has become fully vested and exercisable for all the option shares. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board.

            E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:


                                      17.

                        (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                        (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                        (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following


                                      18.

the surrender of the option to the Corporation. Stockholder approval of this March 27, 1998 amendment of the Plan shall constitute pre-approval of each option subsequently granted under this Article Five with such a surrender provision and the subsequent surrender of that option in accordance with the terms of this Section II.C. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III. REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      19.

                                   ARTICLE SIX

                                  MISCELLANEOUS

      I. FINANCING

            The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

      II. TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      III. EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan became effective immediately upon the Plan Effective Date. However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate.

            B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan. All options outstanding under the Predecessor Plan on the
Section 12 Registration Date have been incorporated into the Plan and shall be


                                      20.

treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

            C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

            D. On the Plan Effective Date, 2,200,000 shares of Common Stock were available for issuance over the term of the Plan. Such authorized share reserve was comprised of the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into the Plan and the additional shares which were otherwise available for future grant, plus an additional increase of 500,000 shares authorized by the Board and subsequently approved by the stockholders prior to the Section 12 Registration Date.

      On December 4, 1997, the Board adopted an amendment to the Plan (the "1997 Amendment") to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,000,000 shares, and (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan automatically increased on January 1 of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent (4%) of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event did any such annual increase exceed the difference between (x) 1,000,000 shares and (y) the number of shares of Common Stock available for future option grants under the Plan on such December 31 (net of all outstanding options and unvested stock issuances). The increase under this provision was 629,723 shares effective January 1, 1999, 905,791 shares effective January 1, 2000, and 964,315 shares effective January 1, 2001, for an aggregate of 2,499,829 over this three year period.

      In addition, on March 27, 1998, the Board adopted an amendment to the Plan (the "1998 Amendment") to effect the following change: under the Automatic Option Grant Program, effective with the 1998 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase shares of Common Stock in an amount equal to 2,000 shares of Common Stock plus 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, and (B) automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 2,000 shares of Common Stock for each full year of the term for which the non-employee Board member is re-elected to the Board. The 1997 Amendment and the 1998 Amendment were approved by the stockholders of the Corporation at the 1998 Annual Meeting.

      In addition, on March 6, 2001, the Board unanimously adopted an amendment to the Plan (the "2001 Amendment") to (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2002, (ii) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2003 and (iii) under the Automatic Option Grant Program, effective with the 2001 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase 7,500 shares of Common Stock (B) during


                                      21.

any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, automatically grant an option to purchase 7,500 shares of Common Stock, and (C) during each full year of the term for which the non-employee Board member is re-elected to the Board, automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 7,500 shares of Common Stock. The 2001 Amendment was approved by the stockholders of the Corporation at the 2001 Annual Meeting.

      In addition, effective February 27, 2002, the Board unanimously adopted an amendment to the Plan (the "2002 Amendment"), subject to approval by the stockholders of the Corporation to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 1,962,329 shares and (ii) increase the number of shares of Common Stock available for issuance under the Plan effective January 1 of each year beginning January 1, 2003 so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle Common Stock outstanding on the preceding December 31st or 5,000,000 shares.

            E. The Plan shall terminate upon the EARLIEST of (i) August 30, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

      IV. AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

            B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      V. USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.


                                      22.

      VI. REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      VII. NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                                      23.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

      A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

      B. BOARD shall mean the Corporation's Board of Directors.

      C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

      D. CODE shall mean the Internal Revenue Code of 1986, as amended.

      E. COMMON STOCK shall mean the Corporation's common stock.

      F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      G. CORPORATION shall mean Triangle Pharmaceuticals, Inc., a Delaware corporation, and its successors.

      H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

      I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

      K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      L. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

      M. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

      N. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

      O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

      P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

      Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

      R. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant or the Automatic Option Grant Program.

      S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      V. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

      W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      X. PLAN EFFECTIVE DATE shall mean, August 30, 1996, the date on which the Plan was adopted by the Board.

      Y. PREDECESSOR PLAN shall mean the Corporation's pre-existing 1996 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

      Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

      AA. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.

      BB. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      CC. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12 of the 1934 Act.

      DD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

      EE. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

      FF. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

      GG. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      HH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

      II. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      JJ. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

      KK. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

      LL. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                   PROXY CARD

                         TRIANGLE PHARMACEUTICALS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Chris A. Rallis and R. Andrew Finkle jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of stockholders of Triangle Pharmaceuticals, Inc. to be held on Thursday, May 23, 2002, or at any postponements or adjournments of the annual meeting, as specified on the reverse, and to vote in their discretion on any other business as may properly come before the annual meeting and any adjournments thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

      UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

      (PLEASE SIGN AND DATE ON REVERSE SIDE)

                         ANNUAL MEETING OF STOCKHOLDERS
                         TRIANGLE PHARMACEUTICALS, INC.

                                  MAY 23, 2002

                            PROXY VOTING INSTRUCTIONS

SELECT ONE OF THE FOLLOWING:

VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS ________________

                          DO NOT RETURN YOUR PROXY CARD
                            IF YOU VOTE BY TELEPHONE

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

/X/   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors:

  / / Vote FOR all nominees at right (except as withheld in the space below)

  / / Vote WITHHELD from all nominees

Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.


----------------------------------------
NOMINEES:

Anthony B. Evnin, Ph.D., James L. Tyree and Chris A. Rallis, J.D. will stand for re-election to the Board for terms to expire in 2005.

2. Amendment of Stock Option Plan: To approve an amendment to the 1996 Stock Incentive Plan (i) increasing the number of shares of common stock authorized for issuance under the plan in 2002 by 1,962,329 shares and (ii) providing for automatic annual increases during the term of the plan, beginning in 2003, so that the number of authorized shares available for new grants under the plan on each January 1 will equal the lesser of 4.5% of the total number of shares of Triangle common stock outstanding on the preceding December 31st or 5,000,000 shares

/ / FOR        / / AGAINST        / / ABSTAIN

3. Amendment of Employee Stock Purchase Plan: To approve an amendment to the Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under the plan by 250,000 shares.

      / / FOR        / / AGAINST        / / ABSTAIN

4. Ratification of Accountants: To ratify and approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

      / / FOR        / / AGAINST        / / ABSTAIN

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  / /



--------------------------                ---------------------------------
SIGNATURE OF STOCKHOLDER                  PRINTED NAME OF STOCKHOLDER


------------------------                     Dated: ______________, 2002
TITLE (IF APPROPRIATE)

Note: Please sign exactly as name appears on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.